NOTICE OF MODIFICATION No. **3**
of
COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT
between

US Army Medical Materiel Agency (USAMMA)
a subordinate activity of the US Army Medical Research and Materiel Command (USAMRMC), in collaboration with the Combat Casualty Care Research Program (CCCRP)

and

US Army Medical Materiel Development Activity (USAMMDA)
(USAMMA and USAMMDA collectively as Laboratory)

and

NeuroHabilitation Corporation (Cooperator)
Yuri P. Danilov, Mitchell E. Tyler, Kurt A. Kaczmarek (Background Patent Owners)
Advanced NeuroRehabilitation, LLC (Exclusive Licensee of Background Patent)

The **United States Army Medical Materiel Agency**, 693 Neiman St, Fort Detrick, Maryland 21702-5012, U.S.A.; **United States Army Medical Materiel Development Activity**, 1430 Veterans Drive, Fort Detrick, Maryland 21702-5012, U.S.A. and **NeuroHabilitation Corporation** 208 Palmer Alley, Newtown, PA 18940, entered into a Cooperative Research and Development Agreement ("Agreement") (U.S. Army Medical Research and Materiel Command Control Number W81XWH-13-0145) on 1 February 2013, for research and development on "Collaboration to advance the Portable Neuromodulation Stimulator (PoNS™) device through FDA approval for assisted physical therapy in the treatment of soldiers and others with balance and gait disorder."

The Parties agree that a modification is required to the agreement to better align with current objectives of the collaboration. .

Now, the Parties desire to amend the Agreement as follows:

- Article 3 Section 02 is changed to reflect the following:
  - Laboratory Principal Investigator is changed from Mr Scott Colmyer to Mr Brian Dacanay, 693 Neiman St, Fort Detrick, MD 21702, 301-619-4348, 301-619-9422, brian.i.dacanay.civ@mail.mil
- Article 14 Section 03 is changed to reflect the following:
  - Renewal: Expiration date will be an additional 2 years, to December 31, 2017 unless revised by written notice and mutual agreement.

All other provisions of this Agreement, as previously amended, are unchanged.
IN WITNESS WHEREOF, the Parties have caused this modification to be executed by their duly authorized representatives as follows:

For the Cooperator:

Philippe Deschamps
Chief Operating Officer
NeuroHabilitation Corporation

DATE 12/13/15

For Advanced NeuroRehabilitation, LLC and as Background Patent Owners:

Yuri P. Danilov

DATE 12/02/2015

Mitchell E. Tyler

DATE 05 DEC 2015

Kurt A. Kaczmarek

DATE 12/11/2015

For the US Government USAMMA:

David Gibson
Colonel, Medical Service Corps
Commander, U.S. Army Medical Materiel Agency

DATE 28 DEC 15

For the US Government USAMMDA:

William E. Geesey
Colonel, Medical Service Corps
Commander, US Army Medical Materiel Development Activity

DATE 22 DEC 2015